Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 10, 2007 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in the Kulicke and Soffa Industries, Inc. Annual Report on Form 10-K for the year ended September 29, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 27, 2008